UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 6, 2013

Date of Report (Date of earliest event reported)

Ciber, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400,

Greenwood Village, Colorado, 80111

(Address of principal executive offices) (Zip code)

(303) 220-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 On September 6, 2013, Claude J. Pumilia submitted his resignation as Chief Financial Officer of Ciber, Inc. (the “Company”).  The effective date of his resignation is September 9, 2013.

(c)                                  Effective September 9, 2013, Michael E. Lehman has been appointed by the Company’s board of directors to serve on an interim basis as the Chief Financial Officer of the Company until a suitable permanent Chief Financial Officer can be engaged.  Mr. Lehman, age 62, was previously the Chief Financial Officer at Arista Networks, a cloud networking firm, since September 2012.  Prior to that, from April 2010 until February 2012, he was Chief Financial Officer of Palo Alto Networks.  From February 2006 until January 2010, he was the Executive Vice President and Chief Financial Officer of Sun Microsystems, Inc.  Mr. Lehman serves as a director on the board of MapR Technologies, Inc., MGIC Investment Corporation, and the University of Wisconsin Foundation.

The Company issued a media release on September 9, 2013, to announce Mr. Pumilia’s resignation and Mr. Lehman’s election.  A copy of that release is attached as an Exhibit to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1  Media Release dated September 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date: September 9, 2013	By:	/s/ M. Sean Radcliffe
M. Sean Radcliffe SVP and General Counsel